Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Third Quarter 2009 Results

SAN DIEGO, October 28, 2009 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the third quarter ended September 30, 2009.

For the third quarter of 2009:

•

Gross collections were $125.7 million, a 29% increase over the $97.8 million in the same period of the prior year. Excluding portfolio sales, collections were $120.4 million, a 27% increase over the $94.6 million in the same period of the prior year.

•

Investment in receivable portfolios was $77.7 million, to purchase $2.2 billion in face value of debt, compared to $66.1 million, to purchase $1.8 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $53.0 million as of September 30, 2009. Total debt, consisting of the revolving credit facility, convertible senior notes and capital lease obligations, was $324.4 million as of September 30, 2009, an increase of 7% from $303.7 million as of December 31, 2008.

•

Revenue from receivable portfolios was $76.4 million, a 22% increase over the $62.6 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of impairment provisions, was 64%, compared to 71% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $3.9 million, a 3% increase over the $3.8 million in the same period of the prior year.

•

Total operating expenses were $61.5 million, a 10% increase over the $55.8 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 45.4% compared to 52.2% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $70.0 million, a 48% increase over the $47.3 million in the same period of the prior year.

•	Total interest expense was $4.0 million, compared to $5.1 million in the same period of the prior year.

•	Net income was $9.0 million or $0.37 per fully diluted share, compared to net income of $3.0 million or $0.13 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $8.87 as of September 30, 2009, a 13% increase over $7.86 as of December 31, 2008.

Encore Capital Group, Inc.

Additional Financial Information:

Certain events affected the comparability of 2009 versus 2008 quarterly results, as outlined below. For a more detailed comparison of 2009 versus 2008 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

•	In the third quarter of 2009, the Company recorded a net impairment provision of $4.3 million, compared to a net impairment provision of $7.3 million in the same period of the prior year.

•

In the third quarter of 2009, general and administrative expenses increased by $2.4 million to $7.3 million, compared to $4.9 million in the same period of the prior year. The increase was primarily the result of an increase of $2.2 million in corporate legal expenses related primarily to our settled Jefferson Capital arbitration and an increase of $0.5 million in building rent primarily in India where we are incurring rental charges at two locations, as we build out a larger site.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure that reflects the equity deployed in the business. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Adjusted EBITDA, operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	September 30, 2009	December 31, 2008
		Adjusted
Assets
Cash and cash equivalents	$6,940	$10,341
Accounts receivable, net	3,211	1,757
Investment in receivable portfolios, net	534,656	461,346
Deferred court costs	27,710	28,335
Property and equipment, net	8,698	6,290
Prepaid income tax	—	7,935
Forward flow asset	—	10,302
Other assets	4,414	5,049
Goodwill	15,985	15,985
Identifiable intangible assets, net	1,268	1,739

Total assets	$602,882	$549,079

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$19,775	$18,204
Income taxes payable	3,256	—
Deferred tax liabilities, net	15,545	15,108
Deferred revenue and purchased servicing obligation	5,675	5,203
Debt	324,394	303,655
Other liabilities	2,306	3,483

Total liabilities	370,951	345,653

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,159 shares and 23,053 shares issued and outstanding as of September 30, 2009, and December 31, 2008, respectively	232	231
Additional paid-in capital	101,677	98,521
Accumulated earnings	131,437	106,795
Accumulated other comprehensive loss	(1,415)	(2,121)

Total stockholders’ equity	231,931	203,426

Total liabilities and stockholders’ equity	$602,882	$549,079

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		Adjusted		Adjusted
Revenue
Revenue from receivable portfolios, net	$76,448	$62,557	$222,688	$192,900
Servicing fees and other related revenue	3,938	3,816	12,179	11,047

Total revenue	80,386	66,373	234,867	203,947

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	14,411	14,963	43,130	45,503
Stock-based compensation expense	1,261	860	3,335	3,182
Cost of legal collections	26,092	25,390	84,665	69,525
Other operating expenses	6,034	6,018	18,612	17,656
Collection agency commissions	5,795	2,996	13,483	10,808
General and administrative expenses	7,280	4,864	20,074	13,905
Depreciation and amortization	652	674	1,895	2,162

Total operating expenses	61,525	55,765	185,194	162,741

Income before other (expense) income and income taxes	18,861	10,608	49,673	41,206

Other (expense) income
Interest expense	(3,970)	(5,140)	(12,201)	(15,171)
Gain on repurchase of convertible notes, net	—	—	3,268	707
Other income (expense)	61	(32)	(11)	341

Total other expense	(3,909)	(5,172)	(8,944)	(14,123)

Income before income taxes	14,952	5,436	40,729	27,083
Provision for income taxes	(5,948)	(2,408)	(16,087)	(11,142)

Net income	$9,004	$3,028	$24,642	$15,941

Weighted average shares outstanding:
Basic	23,225	23,029	23,177	23,009
Diluted	24,199	23,675	23,936	23,531
Earnings per share:
Basic	$0.39	$0.13	$1.06	$0.69
Diluted	$0.37	$0.13	$1.03	$0.68

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2009	2008
		Adjusted
Operating activities:
Net Income	$24,642	$15,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,895	2,162
Amortization of loan costs and debt discount	3,100	4,751
Stock-based compensation expense	3,335	3,182
Gain on repurchase of convertible notes, net	(3,268)	(707)
Deferred income tax expense	437	825
Tax provision from stock-based payment arrangements	42	4
Provision for impairment on receivable portfolios, net	14,323	15,993
Changes in operating assets and liabilities
Other assets	(1,623)	1,091
Deferred court costs	625	(6,674)
Prepaid income tax and income tax payable	11,149	9,920
Deferred revenue and purchased service obligation	472	999
Accounts payable, accrued liabilities and other liabilities	840	(2,203)

Net cash provided by operating activities	55,969	45,284

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(205,378)	(160,940)
Collections applied to investment in receivable portfolios, net	126,019	95,144
Proceeds from put-backs of receivable portfolios	2,028	2,610
Purchases of property and equipment	(3,626)	(2,139)

Net cash used in investing activities	(80,957)	(65,325)

Financing activities:
Proceeds from revolving credit facility	85,500	57,000
Repayment of revolving credit facility	(41,500)	(32,169)
Repurchase of convertible notes	(22,262)	(3,500)
Proceeds from exercise of stock options	123	84
Tax provision from stock-based payment arrangements	(42)	(4)
Repayment of capital lease obligations	(232)	(208)

Net cash provided by financing activities	21,587	21,203

Net (decrease) increase in cash	(3,401)	1,162
Cash and cash equivalents, beginning of period	10,341	8,676

Cash and cash equivalents, end of period	$6,940	$9,838

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,568	$10,928
Income tax payment	$4,859	$1,158
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$224	$201
Allocation of forward flow asset to acquired receivable portfolios	$10,302	$5,561

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Operating Expenses, Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and

Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,
	2009	2008
		Adjusted
GAAP net income, as reported	$9,004	$3,028
Interest expense	3,970	5,140
Provision for income taxes	5,948	2,408
Depreciation and amortization	652	674
Amount applied to principal on receivable portfolios	49,188	35,140
Stock-based compensation expense	1,261	860

Adjusted EBITDA	$70,023	$47,250

	Three Months Ended September 30,
	2009	2008
GAAP total operating expenses, as reported	$61,525	$55,765
Stock-based compensation expense	(1,261)	(860)
Bankruptcy servicing operating expenses	(3,238)	(3,864)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$57,026	$51,041

	As of September 30, 2009	As of December 31, 2008
		Adjusted
GAAP total stockholders’ equity, as reported	$231,931	$203,426
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(1,268)	(1,739)

Tangible book value	$214,678	$185,702
Diluted shares outstanding	24,199	23,632

Tangible book value per share	$8.87	$7.86